Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Inland Western Retail Real Estate Trust, Inc. (the "Company") for the six months ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Michael J. O’Hanlon, as Chief Executive Officer and President of the Company, Steven P. Grimes, as Chief Operating Officer and Chief Financial Officer of the Company and James W. Kleifges as Chief Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael J. O’Hanlon

By:	Michael J. O’Hanlon
Chief Executive Officer and President

Date:	August 12, 2009

/s/ Steven P. Grimes

By:	Steven P. Grimes
Chief Operating Officer and Chief Financial Officer

Date:	August 12, 2009

/s/ James W. Kleifges

By:	James W. Kleifges
Chief Accounting Officer

Date:	August 12, 2009